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                                                                  EXHIBIT 10.102

                                  BILL OF SALE

KNOW ALL MEN BY THESE PRESENTS:

      That PDS Financial Corporation, a Minnesota corporation ("Seller"), for good and valuable consideration, receipt of which is hereby acknowledged, does hereby grant, convey, assign, transfer, bargain and sell, deliver and set over unto Pioneer Hotel, Inc., a Nevada corporation ("Purchaser"), and unto its successors and assigns forever, all of Seller's rights, title and interest in the Equipment described in Attachment A attached hereto and incorporated herein ("Assets").

      Seller hereby agrees that in the event Seller is required to reacquire the Equipment from Purchaser in order to return the Equipment to Treasure Bay Corp. or a trustee in bankruptcy or otherwise, Seller will, simultaneously with the reacquisition of the Equipment, pay to Purchaser in immediately available funds an amount equal to (i) $784,750.00 less (ii) $161.00 per piece of Equipment required to be reacquired by Seller per month from the date hereof until the date of reacquisition (such amount to be prorated for any partial month).
Seller agrees to use its best efforts to take any and all actions necessary or desirable such that Seller does not become obligated or required to reacquire the Equipment from Purchaser.

      Seller hereby agrees that it will reimburse Purchaser for all costs and expenses (including reasonable fees and disbursements of counsel), as they are incurred by Purchaser in connection with investigating, preparing for or defending any action, claim or proceeding relating to Seller's obligation to reacquire the Equipment and return the same to Treasure Bay Corp., a trustee in bankruptcy or otherwise (an "Action"), whether or not in connection with pending or threatened litigation in which Purchaser is a party.

      Seller shall assume the defense of any Action with respect to which reimbursement of expenses is sought with counsel reasonably satisfactory to Purchaser. Notwithstanding the preceding sentence, however, Purchaser shall have the right to retain its own counsel at Seller's expense pursuant to the terms of this paragraph to represent it in any Action in respect of which reimbursement may be sought in the event (i) Purchaser has legal defenses available to it that are different from, or inconsistent or in conflict with, those available to Seller or (ii) Seller does not assume in a timely manner the defense of a claim or Action to which indemnification hereunder is applicable.

      If for any reason the foregoing reimbursement is unavailable to Purchaser or insufficient to hold it harmless, then Seller shall contribute to the amount paid or payable by Purchaser in an equitable manner so as to make Purchaser whole. The obligations of Seller and its affiliates hereunder shall be in addition to any rights that Purchaser may have at common law or otherwise.

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      Solely for the purpose of enforcing this agreement, Seller and its affiliates hereby consent to the personal jurisdiction and to service and venue in any court in which any claim which is subject to this Agreement is brought against Purchaser.

      This Bill of Sale shall in all respects be governed in accordance with the laws of the State of Minnesota.

      IN WITNESS WHEREOF, Seller has caused this instrument to be duly executed and delivered this 28th day of December, 1994.

                               SELLER:

                               PDS FINANCIAL CORPORATION,
                               A Minnesota corporation

                               By: /s/ RICHARD J. HEGSTRAND
                                  ------------------------------------
                                  Richard J. Hegstrand, Vice President

STATE OF MINNESOTA )
                   )ss.
COUNTY OF HENNEPIN )

      On this 28th day of December, 1994, before me personally appeared Richard
J. Hegstrand, the Vice President of PDS Financial Corporation, to me known to be the person described in and who executed the foregoing instrument and acknowledged that he executed the same.



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                               Notary Public

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